UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2024, Know Labs, Inc. (the “Company”) entered into a Capital on Demand Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“Jones”) as sales agent, pursuant to which the Company may, from time to time, offer and sell shares of its common stock, par value $0.001 per share (the “Shares”), through or to Jones as its sales agent or manager.

The offer and sale of the Shares will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-276246) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) on December 22, 2023 and declared effective by the SEC on January 11, 2024, as supplemented by a prospectus supplement dated December 31, 2024 and filed with the SEC pursuant to Rule 424(b) (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Prospectus Supplement, the Company may offer and sell up to a maximum of $5,000,000 of Shares under the Sales Agreement.

Under the terms of the Sales Agreement, the Company will not issue or sell through Jones such number or dollar amount of shares of common stock that would exceed the number or dollar amount of shares of common stock registered and available on the Registration Statement, exceed the number of authorized but unissued shares of common stock, or exceed the number or dollar amount of shares of common stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable).

Pursuant to the Sales Agreement, Jones may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including in negotiated transactions, block trades or bought sales. Sales of the Shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with Jones. Jones will receive a commission from the Company of up to 3.0% of the aggregate gross proceeds of any Shares sold under the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by Jones in connection with the offering.

The Company is not obligated to sell, and Jones is not obligated to buy or sell, any Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate in accordance with its terms. Jones will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practice and applicable state and federal law, rules and regulations and the rules of the NYSE American.

The Sales Agreement contains customary representations, warranties, and agreements by the Company and customary indemnification rights and obligations of the parties. The Company or Jones may suspend or terminate the offering upon notice to the other party and subject to other conditions.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference into this Item 1.01. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Sales Agreement and the Prospectus Supplement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
1.1	Capital on Demand Sales Agreement, dated December 31, 2024, by and between Know Labs, Inc. and JonesTrading Institutional Services LLC
5.1	Opinion of Dentons Durham Jones Pinegar P.C.
23.1	Consent of Dentons Durham Jones Pinegar P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2024	KNOW LABS, INC.

/s/ Ronald P. Erickson
Name: Ronald P. Erickson
Title: Chairman of the Board

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